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                                                                    EXHIBIT 99.1

                              CONSENT OF DIRECTOR

To Power-One, Inc.:

    I hereby consent to the use of my name as a director in this Registration Statement on Form S-1 of Power-One, Inc., registration number 333-32889, as I have agreed to become a director of Power-One, Inc. effective immediately after the Registration Statement has been declared effective by the SEC.

September 15, 1997

                                                      /s/ ALBERT YU

                                          --------------------------------------

                                                        Albert Yu